EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-33487, 333-105833, 333-161592, and 333-205434 on Form S-8 of our reports dated March 5, 2019 relating to the consolidated financial statements of Barrett Business Services, Inc., and the effectiveness of Barrett Business Services, Inc.’s internal control over financial reporting, appearing in this Annual Report on Form 10-K of Barrett Business Services Inc. for the year ended December 31, 2018.

/s/ DELOITTE & TOUCHE LLP

Portland, Oregon
March 5, 2019